Exhibit 99.1

2 Safe Harbor Statements in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, reco rdi ng mark - to - market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Mon roe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of Dec. 17, 2015, and which we have no current intention to update. In this presentation, we will discuss certain non - GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com .

Delta: A High - Quality Company Richard Anderson Chief Executive Officer

A High - Quality Company America’s Best Run Airline Consistently Producing High - Quality Returns and Cash Flows Sustainably and Durably Growing Our Business Raising the Bar on Our Performance A high - quality company uniquely positioned among the S&P Industrials 4

Delta: Evolution Over The Past Decade

DELTA

Through consolidation, innovation and capital discipline, Delta is uniquely positioned among high-performing S&P industrial companies

Consolidation	• Reallocating capacity and leveraging scale to produce better revenue efficiency • Revenues have increased ~20% on 20% fewer departures, 4% fewer seats and 12% fewer aircraft since the merger
High-Quality Product	• Investments in network, products and services in addition to highly motivated employees drive Delta's industry leading operational reliability, customer satisfaction and 14% domestic unit revenue premium
Sustainable Earnings & Cash Flow	• Top-line growth, non-fuel cost productivity and lower interest expense producing margin and earnings expansion • $4-5 billion annual free cash flow driving progress towards investment grade balance sheet and increasing cash returns to shareholders
Capital Efficiency	• Managing to a 20%+ annual ROIC target as capacity growth is driven by seat-density and upgauging rather than incremental aircraft purchases • ROIC has improved ~27 points since merger

Delta's ROIC, Free Cash Flow and EPS growth are in the top 10% of S&P Industrials

5

Managing Business To Long - Term Goals • Balanced, metric - driven approach producing strong results for shareholders that are consistent with high - quality industrial companies • Since introducing goals in 2013, Delta has consistently outperformed and then raised long - term targets at our May analyst meeting All results exclude special items ; Delta ROIC reflects benefits of NOLs 6 2015E Results 14 - 16% Operating Margin EPS Growth ROIC Cash Flow Balance Sheet 2013 Goals 2014 Goals 2015 Goals 10 - 12% 11 - 14% 10 - 15% 10 - 15% 15% + 15% + 15 - 18% 20 - 25% $5B+ op cash flow $7 - 8B op cash flow; $4 - 5B FCF $7B Adj. Net Debt by 2015 $6B Adj. Net Debt by 2016 $4B Adj. Net Debt by 2020 2015E Results ~16% Operating Margin 35%+ EPS growth – #4 in S&P Industrials 28% Return on Invested Capital – Top 25% in S&P Industrials Adjusted Net Debt Below $7B Nearly $4B of Free Cash Flow – #7 in S&P Industrials $6B op cash flow; $3B FCF

Changing Investor Perception 7 Can the airline industry overcome its history? Are Delta’s earnings and cash flows sustainable throughout the business cycle? How successful has Delta been at retaining the fuel benefit and where have those savings been invested? Despite record results and an improving financial profile, Delta’s multiple has remained at a discount to industrials as investors still ascribe significant risk to the airline’s earnings and cash flows

Opportunity Ahead For Investors

DELTA

Delta's stock represents an opportunity for investors to purchase a high-quality industrial at an attractive valuation

Consistently producing high-quality returns and cash flows…

ROIC - 3 Year Average



21.3%
22.4%
18.9%
Delta
High-Quality Ind. Transports
S&P Industrials

Free Cash Flow - 3 Year Average



$3.1B
$1.2B
$1.5B
Delta
High-Quality Ind. Transports
S&P Industrials

…While valuations remain at a discount

Forward Price to Earnings



9.5x
14.3x
15.6x
Delta
High-Quality Ind. Transports
S&P Industrials

Forward Price to Free Cash Flow



8.2x
19.5x
16.8x
Delta
High-Quality Ind. Transports
S&P Industrials

High quality industrial transports are companies with similar index characteristics to Delta – part of S&P 500 and Dow Transportation Index (CHRW, CSX, EXPD, FDX, KSU, NSC, R, UNP, UPS); For both peer groups, ROIC and free cash flow are the 2013-15E (cons.) average. Data source is FactSet; Delta ROIC & P/E reflect benefit of NOLs; P/E is as of 12/15/15; Adjusted for Special Items

8

Leveraging Delta’s Solid Foundation Ed Bastian President

Leveraging Delta’s Solid Foundation Consistently Producing Solid Results Positioned to Grow Earnings and Cash Flow in 2016 International is Key to Long - Term Growth Using Delta’s solid foundation to produce consistent, sustainable results for shareholders while developing longer - term growth opportunities • Running a reliable, customer - focused airline is producing record profits and returns, allowing for improved balance sheet strength and increased capital returns to shareholders • Delta’s unique approach to international partnerships enhances long - term earnings growth opportunities • Fuel tailwind, modest capacity growth and success with commercial and cost initiatives provide solid earnings momentum into 2016 10

Meeting Our 2015 Commitments Solid execution across the business leads to a record year for Delta • Run a reliable, customer focused operation • Industry’s best operational performance, including 173 100% mainline completion factor days (6x more than entire industry combined) and 86%+ on - time rate • Improve on all aspects of our financial performance • $5.8 - $5.9B of pre - tax income, a $1.3B increase over 2014, a 28% ROIC, up 7.5 points year over year, and EPS growth of over 35% • Drive higher revenue through better customer segmentation • Branded Fares delivered $250 million in incremental revenue over 2014, contributing to Delta’s 14% domestic unit revenue premium • Enhanced agreement with American Express driving momentum with $2 billion co - brand revenue stream • Strong partnership with American Express delivered over $400 million in benefit in 2015 • Drive majority of fuel savings to the bottom line • Successfully retained 75% of fuel benefit • Maintain non - fuel unit cost growth below 2% • Kept non - fuel unit costs flat to 2014 • Run company on investment grade metrics • 3 upgrades by ratings agencies in 2015 – S&P and Fitch have Delta one notch below investment grade • Return at least 50% of free cash flow to owners – a minimum of $1.5 billion • $2.6 billion in total capital returns, ~70% of 2015 free cash flow What We Said Investor Day 2014 2015 Accomplishments 11 All results exclude special items; ROIC reflects benefit of NOLs

Completing Another Record Year in 2015 December quarter caps a successful year of top line growth, margin expansion and free cash flow generation Operating margin 16.5 – 17.5% PRASM change year over year Down ~2% Fuel price $1.82 - $1.87 CASM – Ex Fuel change year over year Up ~2% Non - operating expense $200M System capacity change year over year Flat Fuel price includes taxes, settled hedges, refinery contribution and excludes MTM adjustments; Guidance excludes special items December Quarter 2015 Forecast • Solid demand environment, along with winter capacity actions, combined to produce unit revenues above initial guidance range • Results include $75 million write - off of Venezuelan currency and $60 million early hedge settlements 12

Consistently Producing Solid Results Running a reliable, customer - focused airline is producing stronger returns, allowing for improved balance sheet strength and increased return of capital to shareholders All results exclude special items Foundation in place to produce high - quality, sustainable returns for shareholders $ 9.4B $ 7.3B $ 6.8B 2013 2014 2015E Adjusted Net Debt 15% 21% 28% 2013 2014 2015E Return on Invested Capital $ 350M $ 2.6B 2013 2014 2015E Capital Returns To Shareholders $1.35B 13

Looking Ahead To 2016 Delta is well - positioned to maintain its industry leadership position in 2016 • Global GDP growth estimated at 2 - 3% with domestic 3% and international 2% – Domestic demand expected to remain solid; international markets mixed • Increasing headwinds from rapid growth of ULCCs in domestic markets • International revenues under pressure from the strong dollar, competitive capacity growth, and global economic uncertainty • GBTA expects corporate travel spend to increase 3.7% • All - in market jet fuel price of ~$1.40, ~$0.35 lower than 2015 • Low fuel prices, solid demand environment and modest capacity growth combining to produce more durable earnings and cash flows across the industry • High debt levels as most carriers remain highly levered throughout the business cycle • Top line growth, fuel savings and sustained cost discipline drive 5 th consecutive year of margin expansion. 1Q16 operating margin forecasted to grow ~8 points to 16 - 17% • Continued capacity efficiency – 0 - 2% system capacity growth produced with fewer aircraft • Nearly $3 billion fuel savings on lower year over year market fuel prices and lower hedge losses • Focused on pushing fuel benefit to bottom line and regaining momentum in unit revenues • Disciplined cost performance keeps non - fuel unit cost below 2% annually • Strong operating cash flow allocated between reinvestment in the business, further balance sheet improvement, and capital returns to shareholders – Balance sheet approaching investment grade • Highest free cash generation in the industry with commitment to return at least 50 % to shareholders 14 At Delta Across the Industry

Positioned To Grow Earnings And Cash Flow In 2016

DELTA

Modest capacity growth, fuel tailwind and momentum with commercial initiatives provide Delta with solid earnings momentum going into 2016

- System capacity growth of 0-2% - appropriate level to balance capital investment and supply and demand, while also ensuring progress toward our long-term financial targets
  - 2016 growth focused on markets with strong demand (US, UK, Mexico, Caribbean) with offsetting reductions in weaker markets (Brazil, Japan, Middle East)
  - Leveraging investments in network, products, and operations to expand domestic revenue premium
- Fuel provides nearly $3 billion tailwind at current crude market price of $40/barrel
  - Successfully retained ~ 75% of the fuel savings to the bottom line in 2015
- Strong momentum with commercial initiatives
  - Domestic fleet initiatives improving efficiency and margins in our largest entity
  - Solid growth in corporate volumes through share gains
  - Pacific restructuring efforts have improved Pacific margins by 6 points in last year

2016 Capacity vs Prior Year


0-2%
1-3%
Flat – (2%)
System
Domestic
International

Realized Jet Fuel Price


$2.87
$2.23
~$1.45
2014
2015E
2016E

Delta fuel prices include taxes and transportation costs, and the impact of hedges and the refinery

15

4% 2% 2% 3% 3% 4% 4% 5% 9% Total Other Automotive Technology Media Business Services Health Care Transportation Financial Services 5 4 1 1 1 1 1 2009 2010 2011 2012 2013 2014 2015 Strong Momentum With Corporate Travelers Corporate travelers are recognizing Delta’s high quality product and service… …Resulting in solid increases in volumes this year Leveraging operational reliability and network/service investments to gain corporate share Source: Alphawise, Morgan Stanley Research 2016 Morgan Stanley Global Corporate Travel Survey Business Travel News Survey Footprint Lift Product Reliability Price 2016 Delta Delta Delta Delta Delta 2015 Delta Delta Delta Delta Delta 2014 United United/Delta Delta Delta Delta YTD Ticket Volumes vs Prior Year 16

Delta Has A Proven International Model

DELTA

Equity investments, immunized joint ventures and strong commercial cooperation mimic benefits of cross-border consolidation

Delta has a proven model with two principles at the core of our international strategy:

- Immunized joint ventures allow closest cooperation between airlines, providing higher quality options for customers and producing better profitability
  - Existing joint ventures with Air France/KLM, Virgin Atlantic, and Virgin Australia encompass more than 270 daily flights and $14.5 billion in annual revenues
  - Application for anti-trust immunity with Aeromexico submitted. Expect approval to launch $1.5 billion joint venture in 2016
  - Open Skies coming with Brazil

- Equity investments are capital efficient means to expand and diversify Delta's network into high-revenue and high-growth markets at a quicker pace than organic growth
  - With equity stakes in Virgin Atlantic, China Eastern, Aeromexico, and GOL, Delta is the only US carrier to have ownership interests in every international region

Top 10 U.S. 48 – International Markets (2014 Revenues)



UK
$7.7B
China
$7.4B
Canada
$4.7B
Mexico
$4.4B
Germany
$4.3B
Brazil
$4.1B
Japan
$3.9B
France
$3.8B
India
$3.3B
Italy
$3.0B
Equity partner and/or joint venture
Delta hub

17

Transatlantic Providing Industry Leading Returns Improved joint venture performance key to further gains in the Transatlantic Air France/KLM Joint Venture is the Model Maturation of Virgin Atlantic Joint Venture Globalize Delta’s Business Operations • Long - standing AirFrance /KLM joint venture is the most integrated and advanced commercial partnership in the airline industry. Delta leveraged this structure with Virgin Atlantic JV • AF/KL and Virgin JVs cover over 15% of Delta’s passenger revenue and produce margins above system average • Opportunity to further improve effectiveness of JV partnerships by moving decision making for Delta’s transatlantic entity to Amsterdam - based organization • Co - location of Delta employees with JV counterparts will accelerate intended benefits of the joint ventures • Strong global brands require local decision making capabilities • Successful joint venture with Virgin Atlantic now entering its third year • Coordinated commercial and marketing efforts in London aimed at premium travelers • Additional benefits from Virgin Atlantic’s network and fleet initiatives accrue to Delta through the 49% equity stake 18

Pacific Restructuring Improving Margins Early efforts have restored profitability of Narita hub, improved Pacific margins by 6 points • First phase of Pacific restructuring has been successful – Entity margins have increased by 6 points over last year, with Narita hub restored to profitability despite $160 million Yen headwind • Downgauging better matches capacity with demand, allows for full retirement of 747 fleet, effectively lowering seat cost • Leveraging strength of US hubs for direct Asia connections – Continue to build out Seattle hub while improving Pacific - focused feed for other US hubs • China to become second key pillar of Delta’s Asia - Pacific franchise – China has surpassed Japan as the largest Transpacific market from the US and future growth is expected to come from China – Delta’s partnership and ownership stake in China Eastern combines Delta’s leading US network with China Eastern’s large China domestic network, including its hub in Shanghai (4%) – (6%) (8%) – (10%) 5 - 7% (3%) Total Pacific Japan China Other 2016 Pacific Capacity vs. 2015 2,016 4,254 6,251 9,184 2,952 3,495 3,859 4,260 2010 2015 2020E 2025E China POS US POS US - China Daily Passengers (each way) % China POS ~40% ~70% 19

A Growing Force In Latin America Leveraging Delta’s Latin Investments Strengthening GOL as an Airline and a Partner Building a Deeper Relationship with Aeromexico Focused on maximizing value of partnerships while driving value from Delta’s network, product and service investments • Recognized as US airline with greatest brand momentum but working aggressively to build preference and awareness • Focusing capacity growth on stronger - performing USD - driven markets (Mexico and Caribbean) with offsetting reductions in weaker markets (Brazil) • Approval for anti - trust immunity and joint venture expected in 2016 • Recently announced intention to increase ownership in Grupo Aeromexico to up to 49% through tender offer • Increased ownership stake in GOL and guaranteed financing as part of GOL’s plan to improve liquidity • Implementing enhanced commercial cooperation with GOL • Supporting GOL’s restructuring efforts 20

Expanding Partnership With Aeromexico

New investment demonstrates Delta's confidence in Mexico's future

- Mexico is the largest US market in Latin America and its economy is well positioned for the future
  - Open Skies is expected to be approved in 2016 and Delta has already applied for ATI with Aeromexico
  - The increased ownership stake will help Delta to accrue benefits through improved level of coordination
- US – Mexico transborder volume has increased over 20% in the last two years
  - Open Skies likely to drive further expansion
- Delta intends to increase ownership stake in Grupo Aeromexico to up to 49% through a cash tender offer
  - Delta and the Delta pension trust own shares and hold derivatives covering approximately 17% in Grupo Aeromexico
  - ~$750 million capital investment is subject to regulatory approvals and tender offer would likely commence in the June quarter



Mexican Domestic Seat Capacity
35%
25%
25%
12%
interjet
volaris
viva



Transborder Market Share
26%
24%
23%
14%
12%
+

21

Leveraging Delta’s Solid Foundation Consistently Producing Solid Results Positioned to Grow Earnings and Cash Flow in 2016 International is Key to Long - Term Growth Using Delta’s solid foundation to produce consistent, sustainable results for shareholders while developing longer - term growth opportunities • Running a reliable, customer - focused airline is producing record profits and returns, allowing for improved balance sheet strength and increased capital returns to shareholders • Delta’s unique approach to international partnerships enhances long - term earnings growth opportunities • Fuel tailwind, modest capacity growth and success with commercial and cost initiatives provide solid earnings momentum into 2016 22

Running A Reliable, Customer - Focused Operation Gil West Chief Operating Officer

Delivering Top Tier Operational Results 24 Top of Industry Operational Performance – YTD November 76.6% 78.1% 80.0% 80.0% 86.1% 86.3% 70% 75% 80% 85% 90% jetBlue United American Southwest Delta Alaska DOT On - Time (A14) 3.92 3.39 3.28 3.18 2.09 1.79 1.5 2.0 2.5 3.0 3.5 4.0 4.5 American Alaska Southwest United Delta jetBlue DOT Missed Bag Ratio Real On - Time (A0) DOT Completion Factor 98.3% 98.4% 98.7% 98.8% 99.6% 99.6% 95% 96% 97% 98% 99% 100% jetBlue American Southwest United Delta Alaska 61.8% 62.3% 62.9% 63.7% 66.6% 71.2% 60% 65% 70% 75% jetBlue Southwest United American Alaska Delta 1.14 0.79 0.68 0.35 0.16 0.02 0.0 0.5 1.0 Southwest United American Alaska Delta jetBlue Involuntary Denied Boarding (IDB)

Driving Core Reliability Performance • Superior execution skills • Expanded maintenance footprint • Growing internal maintenance capabilities • Serviceable levels • Reliability projects • Leverage Cargo’s improved Dash performance • Big data/predictive maintenance TechOps Leverage TechOps YTD Performance • 45% reduction in mechanical cancellations vs. record breaking 2014 25 20 72 95 147 2012 2013 2014 2015 2,999 1,169 723 393 224 2011 2012 2013 2014 2015 ( 93%) +635% 100% Completion Factor Days – YTD Maintenance Cancellations – YTD Domestic 100% CF Days - YTD 197 173 13 31 2014 YTD October 2015 DL AA+UA+WN

Keeping Cost Down Maintenance Expense Delta preserves its relative strength in maintenance, leading network carriers in CASM, despite the highest average fleet age and complexity in the industry Maintenance Cost Per Seat Block Hour ($) – Last 12 Months Ending June Qtr ‘15 4.48 4.68 4.88 5.16 5.78 WN DL B6 UA AA Ind Avg 5.2 YOY Change H/(L) (3.0%) (4.8%) (0.8%) (5.5%) 4.2% Avg Aircraft Age 12 17 8 13 12 Best Reliability at Lowest Unit Cost 26

4.14 4.28 4.34 4.38 2012 2013 2014 2015 Improving the Customer Experience 27.2% 31.1% 33.5% 37.8% 2012 2013 2014 2015 Domestic Net Promoter Score - YTD Flight Attendant Interaction - YTD (5 = Excellent) Cabin Maintenance Audit - YTD (3 rd Party Audit Score: 100 = Excellent) 77.7 88.1 92.2 94.4 2012 2013 2014 2015 27 • Sophisticated customer surveys • Driving record performance • R&D service concepts • Leveraging Technology and Analysis Customer Surveys Awards and Recognition • Top Airline by Business Travel News for 5 consecutive years • Most Admired Airline for the 4 th time in 5 Years by Fortune Magazine • Reservation Sales Earns J.D. Power Certification for 2 nd Consecutive Year • 2 nd Place in J.D. Power Customer Satisfaction Survey • 11 Stevie Awards Recognizing Reservations for Outstanding Customer Service Product • Interior upgrades • Food and beverage improvements • Entertainment on demand • Wi - Fi • Airport investments

Our Culture Fuels Our Success Joanne Smith Chief Human Resources Officer

NET PROMOTER EMPLOYEE SATISFACTION FINANCIAL PERFORMANCE + = OPERATIONAL PERFORMANCE Our Culture Fuels Our Success Our Rules of the Road is the foundation of what makes Delta unique and drives our culture of open and honest communication – it is our strategic competitive advantage. OUR FOUNDATION KEY PERFORMANCE INDICATORS + = AMERICA’S MOST AWARD - WINNING AIRLINE 29

Balanced approach to capital deployment has driven significant value for all stakeholders Balanced Investment Mindset Employees • Receive competitive pay and benefits, in addition to profit sharing and retirement contributions Customers • Benefit from investment in our fleet, products, technology and facilities which improve the customer experience and build brand loyalty Investors • Benefit from increased shareholder value including debt reduction and cash returns All Stakeholders Share In Our Success Make Delta an airline CUSTOMERS want to fly - Reliable, customer - focused operation - High - quality products and service Make Delta a great investment for SHAREHOLDERS - Solid returns on invested capital - Balanced capital deployment Make Delta a great place to work for EMPLOYEES - Job stability with solid wages, benefits and profit sharing - Engaged employees motivated to generate results 30

Engaged Employees Purposeful about Maintaining Culture 31 Empower & Engage Planned and organic engagement drives commitment with Delta’s: • Culture of Celebration - Profit Sharing & Chairman’s Club • Focus on developing business acumen – Speaker Series & Network Groups • Follow through on commitments and goals – we walk the talk • Servant leadership mindset that drives our team Annual Employee Survey 2015 Employee Engagement scores at an all - time high 81.0% 84.3% 85.5% 88.3% 2012 2013 2014 2015

Driving Our Revenue Momentum Glen Hauenstein Chief Revenue Officer

Driving Our Revenue Momentum Leveraging our strengths to produce further revenue gains Making Targeted Network Investments Expanding Ancillary Revenue Through a Tailored Customer Experience Upgauging Fleet for Efficient Domestic Growth • Enhance segmentation through further product differentiation, customized messaging and monetizing willingness to pay • Invest to increase the range and quality of segmented products available to customers • Grow optional service revenue per passenger to capture a larger portion of travel spending • Focus domestically on large population centers representing rich revenue pools that can be served efficiently with larger aircraft • Internationally make investments in the most promising, high - growth geographies with strong, aligned partners 33 • Continue upgauging the airline over the next five years to capture seat cost efficiencies • Maintain or grow relative unit revenue while upgauging • Use seat density projects as an opportunity to enhance the customer experience

Flying To The Right Destinations With The Right Product

Optimize capacity by focusing on hub strengths to serve high-revenue markets over short, intermediate and long time horizons

Domestic

- Over the short to intermediate term, capitalize on leading unit revenue position
- Focus on serving major population centers with the largest revenue pools using more efficient, larger-gauge aircraft
- Continue to develop Los Angeles, New York and Seattle as premiere domestic hubs and international gateways

International

- Richest source of growth over the intermediate to long term
- Largest opportunity for improvement given relative PRASM compared to domestic
- Recent expansion with high-quality local partners in London, Mexico, Brazil and China

Delta Passenger Unit Revenue versus A4A Average - YTD September 2015



114.4%
101.2%
98.2%
98.8%
107.0%
Domestic
Atlantic
Latin
Pacific
System

34

Unique Fleet Strategy Is Cornerstone To Successful Domestic Growth 35 Domestic fleet initiatives producing a more cost effective fleet with higher customer satisfaction and lower capital cost • Increasing average seats per departure by an additional 5 - 7% between 2015 and 2020 – more efficient capacity production drives margin expansion and unit cost productivity – Continued retirement of 50 seat aircraft – expect fleet to be at 125 aircraft by 2016 – Seat density projects on nearly 300 aircraft over next five years • Larger aircraft allow for a better customer experience and drive higher customer satisfaction – More product differentiation with First Class and Delta Comfort + products unlock value in Branded F ares • Mix of new and used aircraft keeps ownership costs low, allows flexibility to quickly and efficiently adjust capacity levels – Recent transaction for 20 737 - 900ER and 20 E190 aircraft is latest example of Delta’s unique approach Small RJ Large RJ 100 - 110 Seat Small Narrowbody Large Narrowbody - 12% - 8% - 9% - 8% $50 $75 $100 $125 $150 40 60 80 100 120 140 160 180 200 Cost per Seat Aircraft Seat Count Unit Cost Upgauge Benefit 750 mi Stage | $2.25 Fuel 4.10 4.11 4.30 4.27 757-200 757-300 Aircraft Customer Satisfaction Scores (5 = Excellent) Before Modification After Modification ~180 seats to 199 seats 224 seats to 234 seats

Driving Higher Revenue With Improved Customer Segmentation

DELTA

Branded Fares on track to reach 2018 revenue goal of $2.4 billion, $1.5 billion increase over 2014, with 2015 revenue up nearly 30% year over year

- Completed the rebranding of Delta One, Delta Comfort+ and Main Cabin
- Basic Economy being offered in more than 450 markets, including pilot testing in every international entity, compared to 53 markets at year-end 2014
- In November 2015, enabled Delta Comfort+ purchase as a distinct fare rather than an add-on, allowing its purchase earlier in the shopping process

Future Initiatives

- **More seats** – Over the next three years, Comfort+ seats will increase by ~30%, First Class by ~10%
- **More effective distribution** – Full availability of branded products:
  - Initial shopping
  - Post purchase
  - Mileage redemption opportunities
- **Expanding Basic Economy** – Continuing expansion of Basic Economy, including testing in long-haul markets

Branded Fares Revenue: 2014-2018


$1.5B
$2.4B
$1.2B
$0.9B
2014
2015E
2018E

Branded Fares revenue expected to approach $2.5 billion by 2018

36

Maximizing The Value Of Our Premium Cabins Since 2013, we have demonstrated significant progress increasing paid load factors and upsell revenue for First Class and Delta Comfort+ with more upside to come First Class Delta Comfort+ 45% 57% ~70% 2013 2015E 2018 Goal First Class Paid Load Factor 34% 36% ~50% 2013 2015E 2018 Goal Delta Comfort + Paid Load Factor 18,200 19,300 21,000 2013 2015E 2018 Goal First Class Seats ~10% 18,600 21,500 28,000 2013 2015E 2018 Goal Delta Comfort + Seats 37 ~30%

• Develop distinct value propositions for each product so customers have a clear understanding of which product is best for their travel experience • Invest in core products to create high - value, differentiated experiences • Make products easier to buy across Delta channels and Delta preferred 3 rd party channels • Clearly display products and relative price Creating Distinct Products That Are Easy To Understand And Buy Continued upsell revenue growth by defining clear product value propositions that are easy to purchase and segmenting customers into the products they value Product Availability Product Positioning and Visual Merchandising • Actively market to specific customer segments • Introduce product modals that enable a clear understanding of value propositions 38

Opportunity To Capture A Greater Portion Of Travel Spend

DELTA

Delta will keep investing to further segment customers and continue to offer best in class products that are easy to purchase for our ~180 million customers

Growth in Optional Service Revenue per Passenger Through Segmentation. . .

Optional Service Revenue per Passenger



$6.35
$8.30
$15.00
30%
80%
2013
2015E
2018 Goal

. . . Enables Delta To Capture a Larger Portion of Travel Spend

Business Travel Spend by Category



Airfare 18%
Ground Transportation 15%
Other 25%
Food 20%
Lodging 22%

Source: Global Business Travel Association

Optional Service Revenue per Passenger includes First Class products, Delta Comfort+, Basic Economy, Preferred Seats, Sky Club, Buy on Board, Priority Boarding, Trip Insurance, Hotel/Rental Car Purchases. This revenue excludes baggage fees, cancellation/change fees, and any SkyMiles/loyalty revenue.

39

Delivering Sustainable Financial Results Paul Jacobson Chief Financial Officer

• Capital expenditures at ~50% of operating cash flow annually support our fleet , product, facility and technology initiatives • Investments are high return opportunities to drive significant long - term value for shareholders • Non - fuel unit cost growth is expected to remain below 2% over the long - term • Delta’s productivity pipeline remains robust • Balance sheet de - risking has resulted in significant ratings improvement • Capital allocation strategy will continue to result in at least 50% of free cash flow being returned to investors Delivering Sustainable Financial Results Strong Cost Execution Capital Efficient Investment Strategy Balanced Capital Deployment Strong cost execution and a disciplined capital strategy are driving sustainable financial results and will ensure Delta is well positioned throughout the business cycle 41

Managing Business To Long - Term Goals • Balanced, metric - driven approach producing strong results for shareholders that are consistent with high - quality industrial companies • Since introducing goals in 2013, have consistently outperformed and then raised long - term targets at our May analyst meeting All results exclude special items ; Delta ROIC reflects benefits of NOLs 42 2015E Results 14 - 16% Operating Margin EPS Growth ROIC Cash Flow Balance Sheet 2013 Goals 2014 Goals 2015 Goals 10 - 12% 11 - 14% 10 - 15% 10 - 15% 15% + 15% + 15 - 18% 20 - 25% $5B+ op cash flow $7 - 8B op cash flow; $4 - 5B FCF $7B Adj. Net Debt by 2015 $6B Adj. Net Debt by 2016 $4B Adj. Net Debt by 2020 2015E Results ~16% Operating Margin 35%+ EPS growth – Ranking Delta #4 among S&P Industrials 28% Return on Invested Capital – Top 25% among S&P Industrials Adjusted Net Debt Below $7B Nearly $4B of Free Cash Flow #7 among S&P Industrials $6B op cash flow; $3B FCF

DELTA

Solid Cost Opportunity Pipeline

The productivity pipeline remains robust and will allow Delta to maintain non-fuel unit cost growth below 2% annually

- Delta expects non-fuel unit cost growth to remain below 2% including profit sharing at its base earnings per share growth target of 15%
- Leading operational efficiency and reliability drives unit cost productivity
- Upgauging and refleeting initiatives will continue to deliver benefits for several more years.
  - Upgauging: Modifications on ~20% of the fleet are in the early innings
  - Refleeting: Retirement of 747s, older 757s and domestic 767s continue and will drive an additional $350 million in savings in 2016
- 2016 maintenance benefit expected to be ~$400 million
  - Purchased 46 aircraft or engines for green time or part-out in 2015 and expect to materially expand this effort in 2016
  - Payback on surplus aircraft / engine purchases is generally within 12 months
- Continue to leverage technology investments as well as our scale with suppliers to drive cost productivity


Non-Fuel Unit Cost Growth
4.6%
2.4%
0.2%
up ~1.5% with profit sharing
~flat
<2.0%
2012
2013
2014
2015E
2016E

Excludes special items

43

Fuel Tailwind To Continue In 2016

Delta expects financial momentum to continue, even assuming fuel prices above the forward curve

- Second year of lower market fuel prices contributing to nearly $3 billion incremental fuel savings in 2016
- Hedge strategy focused on cost efficient opportunities to minimize volatility
- Relative to prior years, hedges are now shorter in duration with a smaller percentage locked-in over the near-term – providing flexibility over the course of next year
  - Delta is currently 5% hedged with ~90%-100% downside participation to $40 per barrel
- The hedge loss for next year is currently expected to be ~$500 million
- The refinery provides Delta with a competitive advantage and will contribute ~$300 million in profits in 2015
  - Reduces our all-in jet fuel price relative to the market by ~5-10¢
  - Logistics expertise creates opportunities to drive efficiency and value through the fuel supply chain
  - Lower crack spreads are a net positive for Delta despite being a headwind for refinery profits



Delta Jet Fuel Prices
$3.07
$2.87
$2.23
~$1.45
2013
2014
2015E
2016E

YoY:	(6%)	(7%)	(22%)	~(35%)

Delta fuel prices include taxes and transportation costs, and the impact of hedges and the refinery

44

Business Opportunities Will Reduce Cash Taxes • Business initiatives will result in lower book and cash taxes – Excess pension funding reduces taxable income – Accelerated depreciation on long - lived assets will result in taxable income being below book income for several more years – Transatlantic business reorganization will lower the book tax expense and cash taxes • Delta should achieve its debt reduction target at roughly the same time it will begin paying cash taxes – Cash required for debt will largely be for interest payments by 2018 – Debt funding including interest and repayments will have been reduced by over $2 billion since 2014 • 2016 book tax rate is estimated at 35 - 36% Delta currently expects to fully utilize its $9 billion of NOLs and be a cash tax payer by early 2018 45 Net Operating Loss Carry Forwards $ 15.3B $12.0B $9.3B 2013 2014 2015E

Balanced Capital Deployment Drives Value Balanced approach to capital deployment is driving significant value for shareholders 46 Expect to produce over $20 billion in operating cash flow from 2015 - 2017 Reinvest In The Business • ~50% of operating cash flow to be reinvested in the business • Allows for replacement of ~20% of Delta’s mainline fleet from 2016 - 2018 • Strategic investments in international airlines allow for capital efficient growth Strengthen The Balance Sheet • More than $10 billion in debt reduction since 2009 • Progress toward investment grade metrics evident in four S&P upgrades and three Moody’s upgrades since May 2013 • Current S&P and Fitch ratings one notch away from investment grade • Committed to ~$1 billion per year in pension funding Return Cash To Shareholders • Announced $5 billion repurchase authorization through 2017 in May 2015 • Delta has now returned more than $4 billion and repurchased ~9% of the outstanding shares of the company since 2013 • Will return at least 50% of free cash flow to shareholders over the next two years

Capital Efficient Investment Strategy

DELTA

Disciplined reinvestment in the business drives long-term growth opportunities and superior returns on invested capital

- Delta will spend $3 billion on core growth initiatives in 2016 including the capital investment it is making in Delta Material Services (DMS)
  - Allows for the replacement of 20% of the Delta mainline fleet between 2016-2018 - including widebodies needed for Pacific restructuring
  - DMS is a high return investment (historically part-out transactions ROIC >30%) that will drive significant productivity savings
- Delta will invest ~$750 million in Grupo Aeromexico in 2016, increasing its ownership stake in its Mexican partner to ~49%
  - Strategic investments in global partners allows for capital efficient expansion in high growth international markets
- Maintain diversified fleet strategy consisting of new and opportunistic purchase of used aircraft
  - Lower aircraft ownership cost, combined with Delta's leading reliability and our lower maintenance unit costs, drive strong ROIC

2015 Consensus Capex/Sales


6.2%
14.8%
6.0%
11.2%
Delta
High-Quality Industrial Transports
S&P Industrials
Airline Average

LTM 3Q15 Pre-Tax ROIC


41.0%
26.3%
22.6%
20.5%
16.3%
16.3%
13.9%
UPS
DAL
UNP
CNP
CSX
FDX
NSC

Capital expenditures are a 2013-2015 average

47

Proactively Managing Our Pension Obligations • Delta plans to continue contributing ~$1 billion annually to the pension plan through 2020 • Rising interest rates will allow Delta to achieve its pension targets sooner – A 50 basis point increase in the discount rate reduces the pension liability by $1.4 billion – Assuming discount rates rise 200 basis points, pension would be fully funded by 2020 • Funding pension at more than the required rate helps lower future mandatory contributions and pension expense – Required annual cash contribution of ~$500 million has declined by roughly $200 million over the last several years – 2016 pension expense estimated at ~$240 million and will decline at an accelerating pace before inflecting to income in 2020 – Unfunded liability estimated at ~$11.5 billion at 12/31/15 Pension Funding Pension Expense Pension contributions are well above required levels and will allow for an 80% funded status in 2020 at current interest rates 48 40% 60% 80% 100% 2014 2017 2020 Funded status at current discount rate Funded status assuming increased rates (+200bps) -$150 $0 $150 $300 2014 2017 2020

Delta Committed To Consistent Shareholder Returns

DELTA

Using strong cash generation in a balanced, deliberate and sustainable manner to reinvest in the business, further strengthen the balance sheet and return increasing levels of cash to shareholders

- Delta is returning in excess of its minimum target of 50% of free cash flow to shareholders with ~70% returned in 2015
  - 2015 returns of $2.6 billion to shareholders, including $2.2 billion in repurchases and $360 million in dividends, are equal to ~7% of current market cap
  - The Board has authorized two 50% increases to the dividend since original implementation
  - Delta has demonstrated a willingness to accelerate buybacks with excess free cash flow
- Rating agency progress could result in an investment grade rating at a net debt level above $4 billion and could free up more cash

Capital Returns As A Percentage Of Market Cap



9.1%
7.0%
6.9%
6.6%
5.8%
5.5%
4.8%
3.4%
3.3%
2.2%
UNP
EXPD
NSC
DAL
UPS
CSX
CHRW
R
KSU
FDX

49

Opportunity Ahead For Investors

DELTA

Delta's stock represents an opportunity for investors to purchase a high-quality industrial at an attractive valuation

Consistently producing high-quality returns and cash flows...

ROIC - 3 Year Average


21.3%
22.4%
18.9%
Delta
High-Quality Ind. Transports
S&P Industrials

Free Cash Flow - 3 Year Average


$3.1B
$1.2B
$1.5B
Delta
High-Quality Ind. Transports
S&P Industrials

...While valuations remain at a discount

Forward Price to Earnings


9.5x
14.3x
15.6x
Delta
High-Quality Ind. Transports
S&P Industrials

Forward Price to Free Cash Flow


8.2x
19.5x
16.8x
Delta
High-Quality Ind. Transports
S&P Industrials

High quality industrial transports are companies with similar index characteristics to Delta – part of S&P 500 and Dow Transportation Index (CHRW, CSX, EXPD, FDX, KSU, NSC, R, UNP, UPS); For both peer groups, ROIC and free cash flow are the 2013-15E (cons.) average. Data source is FactSet; Delta ROIC & P/E reflect benefit of NOLs; P/E is as of 12/15/15; Adjusted for Special Items

50

Non - GAAP Reconciliations 51

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Total Operating Revenue, Combined

Delta presents total operating revenue, combined as if the company's merger with Northwest Airlines had occurred at the beginning of the period presented because management believes this metric is helpful to investors to evaluate the company's combined operating revenue and provide a more meaningful comparison to our post-merger results.

	Delta	Northwest	Combined
		Period From
		January 1 to
	Year Ended	October 29,	Year Ended
(in billions)	December 31, 2008	2008	December 31, 2008
Total operating revenue	$22.7	$11.6	$34.3

(Projected)
Year Ended
(in billions)	December 31, 2015
Total operating revenue	$40.8

Change	~20%

Return on Invested Capital

Delta presents return on invested capital as management believes this metric is helpful to investors in assessing the company’s ability to generate returns using its invested capital and as a measure against the industry. Return on invested capital is adjusted total operating income divided by average invested capital.

				(Projected)
(in billions, except % of return)	Year Ended December 31, 2009	Year Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2015	2013 - 2015 Three Year Average
Adjusted book value of equity	$12.9	$15.4	$18.5	$17.6
Average adjusted net debt	16.8	10.5	8.2	7.0
Average invested capital	$29.7	$25.9	$26.7	$24.6
Adjusted total operating income	$0.5	$3.9	$5.5	$6.9
Return on invested capital	1.5%	15.1%	20.7%	28.2%	21.3%

		Change in ROIC since the merger		~27%
		Change in ROIC since 2014		7.5%

Last Twelve Months Ended
(in billions, except % of return)	September 30, 2015
Adjusted book value of equity	$17.6
Average adjusted net debt	7.1
Average invested capital	$24.7
Adjusted total operating income	$6.5
Return on invested capital	26.3%

52

Operating Margin, Adjusted

We adjust for the following items to determine operating margin, adjusted for the reasons described below:

Mark-to-market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

					(Projected)
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015
Operating margin	5.6%	5.9%	9.0%	5.5%	19.5%
Items excluded:
MTM adjustments and settlements	0.1%	-0.1%	-0.7%	5.8%	-3.4%
Restructuring and other	0.9%	1.6%	1.1%	1.7%	-0.1%
Refinery sales			0.0%	0.1%	0.2%
Operating margin, adjusted	6.6%	7.4%	9.4%	13.1%	16.2%

(Projected)
Three Months Ended
December 31, 2015
Operating margin	18.0% - 19.0%
Items excluded:
MTM adjustments and settlements	-1.4%
Restructuring and other	0.0%
Refinery sales	-0.1%
Operating margin, adjusted	16.5% - 17.5%

Diluted EPS, Adjusted

Delta adjusts net income to determine net income, adjusted, for MTM adjustments and settlements and restructuring and other for the same reasons as described in operating margin, adjusted above, and for loss on extinguishment of debt for the reason described below, to calculate diluted earnings per share.

Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the adjustment for this item is helpful to investors to analyze the company’s recurring core financial performance in the periods shown.

		(Projected)
	Year Ended	Year Ended
(in billions)	December 31, 2014	December 31, 2015	Change
Net Income	$0.7	$5.1
Adjusted for:
MTM adjustments and settlements	1.5	(1.4)
Restructuring and other	0.4	–
Loss on extinguishment of debt	0.2	–
Total adjustments	2.1	(1.4)
Net Income, adjusted for special items	$2.8	$3.7

Weighted average diluted shares (in millions)	845	804
Net income per diluted share	$3.35	$4.57	36%

53

Free Cash Flow

We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge margin.Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Hedge deferral. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. Additionally, these transactions will require approximately $300 million in cash payments in 2016 (excluding market movements from the date of the transactions). By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provides additional time for the fuel market to stabilize while adding some hedge protection in 2016. Free cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

			(Projected)
	Year Ended	Year Ended	Year Ended	Three Year
(in billions)	December 31, 2013	December 31, 2014	December 31, 2015	Average
Net cash provided by operating activities	$4.5	$4.9	$7.6
Net cash used in investing activities	(2.7)	(2.5)	(3.6)
Adjustments:
Hedge margin	–	0.9	(0.8)
Hedge deferral	–	–	0.3
Net purchases of short-term investments and other	–	0.4	0.2
SkyMiles used pursuant to advance purchase under AMEX agreement and other	0.3	–	–
Total free cash flow	$2.1	$3.7	$3.7	$3.1

Capital Returns			$2.6
Capital Returns as a % of free cash flow			~70%

Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	December 31, 2009		December 31, 2013		December 31, 2014
Debt and capital lease obligations	$17.2		$11.3		$9.8
Plus: unamortized discount, net from purchase accounting and fresh start reporting	1.1		0.4		0.1
Adjusted debt and capital lease obligations		$18.3		$11.7		$9.9
Plus: 7x last twelve months' aircraft rent		3.4		1.5		1.6
Adjusted total debt		21.7		13.2		11.5
Less: cash, cash equivalents and short-term investments		(4.7)		(3.8)		(3.3)
Less: hedge margin receivable		–		–		(0.9)
Adjusted net debt		$17.0		$9.4		$7.3

(in billions)	(Projected) December 31, 2015
Debt and capital lease obligations	$8.5
Plus: 7x last twelve months' aircraft rent	1.8
Adjusted total debt	10.3
Less: cash, cash equivalents and short-term investments	(3.4)
Less: hedge margin receivable	(0.1)
Adjusted net debt	$6.8

Adjusted net debt reduction since the merger	$10.2

54

Pre-Tax Income, Adjusted

Delta adjusts pre-tax income to determine pre-tax income, adjusted, for MTM adjustments and settlements, restructuring and other and loss on extinguishment of debt for the same reasons described above and Virgin Atlantic MTM adjustments for the reasons described below:

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in other expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s financial performance in the periods shown.

	Year Ended December 31,
		(Projected)	Increase
(in billions)	2014	2015	Year-over-Year
Pre-tax income	$1.1	$4.4 - $4.5
Adjusted for:
MTM adjustments and settlements	2.3	1.4
Restructuring and other	0.7	–
Loss on extinguishment of debt	0.3	–
Virgin Atlantic MTM adjustments	0.1	–
Pre-tax income, adjusted	$4.5	$5.8 - $5.9	$1.3 - $1.4

Fuel Expense, Adjusted And Average Fuel Price Per Gallon, Adjusted

The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the same reasons described in operating margin, adjusted above. The benefit provided by lower fuel expense to pre-tax income, adjusted (reconciled above) also includes the impact lower fuel expense has on profit sharing.

	Average Price Per Gallon
	Year Ended December 31,				(Projected)
				(Projected)	Three Months Ended
	2012	2013	2014	2015	December 31, 2015
Fuel purchase cost	$3.23	$3.09	$2.91	$1.74	$1.77 - $1.82
Airline segment fuel hedge (gains) losses	0.01	(0.12)	0.58	0.90	0.22
Refinery segment impact	0.01	0.03	(0.02)	(0.07)	(0.01)
Total fuel expense	$3.25	$3.00	$3.47	$2.57	$1.98 - $2.03
MTM adjustments and settlements	0.01	0.07	(0.60)	(0.34)	(0.16)
Total fuel expense, adjusted	$3.26	$3.07	$2.87	$2.23	$1.82 - $1.87
Change year over year		-6%	-7%	-22%

	Year Ended
	December 31,
		(Projected)	Change
(in millions)	2014	2015	Year-over-Year
Fuel purchase cost	$11,350	$6,945
Airline segment fuel hedge losses	2,258	3,598
Refinery segment impact	(96)	(288)
Total fuel expense	$13,512	$10,255
MTM adjustments and settlements	(2,346)	(1,373)
Total fuel expense, adjusted	$11,166	$8,882	$2,284

(in billions, except % of benefit)
Year-over-year increase in pre-tax income, adjusted	$1.3 - $1.4

Year-over-year decrease in total fuel expense, adjusted	$2.3
Year-over-year increase in profit sharing resulting from lower fuel expense	0.5
Net year-over-year benefit provided to pre-tax income, adjusted from lower fuel expense	$1.8
% of fuel benefit realized in pre-tax income, adjusted	~75%

55

Non-Fuel Unit Cost or Cost per Available Seat Mile (“CASM-Ex”)

We adjust CASM for restructuring and other for the same reason described in operating margin, adjusted, above and the following items for the reasons described below to determine CASM-Ex:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

					(Projected)
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015
CASM (cents)	14.12	14.97	14.77	15.92	13.88
Adjusted for:
Aircraft fuel and related taxes	(5.01)	(5.31)	(4.92)	(5.64)	(3.60)
Profit sharing	(0.11)	(0.16)	(0.22)	(0.45)	(0.60)
Restructuring and other	(0.10)	(0.20)	(0.17)	(0.30)	–
Other expenses	(0.37)	(0.38)	(0.32)	(0.37)	(0.51)
CASM-Ex	8.53	8.92	9.14	9.16	9.17
Year-over-year change		4.6%	2.4%	0.2%	~flat

Excluding profit sharing				9.61	9.77
					~1.5%

		(Projected)
	Three Months Ended	Three Months Ended
	December 31, 2014	December 31, 2015
CASM (cents)	18.05	13.67
Adjusted for:
Aircraft fuel and related taxes	(7.64)	(3.00)
Profit sharing	(0.45)	(0.64)
Restructuring and other	(0.12)	–
Other expenses	(0.50)	(0.52)
CASM-Ex	9.34	9.51
Year-over-year change		2.0%

56